Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Canoo Inc. of our report dated September 18, 2020 relating to the financial statements of Canoo Holdings Ltd., which appears in the Registration Statement on Form S-1 (No. 333-252082) of Canoo Inc.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

February 24, 2021